UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2012

DRI Corporation

(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	000-28539 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

13760 Noel Road, Suite 830 Dallas, Texas (Address of Principal Executive Offices)`		75240 (Zip Code)

Registrant’s telephone number, including area code: (214) 378-8992

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement.

Initial Engagement Letter with The Finley Group, Inc.

The Special Committee of the Board of Directors (the “Special Committee”) of DRI Corporation (the “Company”) has approved the retention of The Finley Group, Inc. (“TFG”), an independent firm of professional advisors, to provide financial and restructuring advisory services to the Company. In that regard, on January 16, 2012, the Company entered into an engagement letter with TFG with respect to its retention (the “Initial Engagement Letter”). Under the terms of the Initial Engagement Letter, TFG (acting through its Managing Directors, Ms. Elaine Rudisill and Mr. Jay Kilkenny) will serve as a financial and restructuring advisor. TFG will work under the direction of, and will report directly to, the Special Committee.

Amendment to Initial Engagement Letter with The Finley Group, Inc.

On January 21, 2012 (the “Appointment Date”), the Board of Directors of the Company approved the retention and appointment of Ms. Rudisill, a Managing Director at TFG, to serve as the Chief Restructuring Officer of the Company. In that regard, on January 24, 2012, the Company entered into an Engagement Letter with TFG (the “CRO Engagement Letter”), which amends and supplements the Initial Engagement Letter. Ms. Rudisill will work under the direction of, and will report directly to, the Special Committee. She will serve as the Chief Restructuring Officer of the Company until such time as she is removed by the Special Committee or she resigns her position, in each case, upon prior written notice pursuant to the termination requirements of the CRO Engagement Letter.

Under the CRO Engagement Letter, the Company and TFG agreed that Ms. Rudisill will serve as the Chief Restructuring Officer of the Company and, in connection therewith, will perform all duties and responsibilities, both financial and operational, which are normally required of a company’s chief restructuring officer, including, but not limited to, the following:

•	Provide advice on the execution of the Company’s restructuring plan and alternatives thereto;

•	Review the development of financial models and forecasts to assess the cash requirements to sustain the Company through its reorganization;

•	Assist the Company in its negotiations with lenders, creditors and other parties in interest;

•	Assist the Company and its legal counsel with such other matters within the expertise of TFG as may be requested and agreed to;

•	Assist the Company in the preparation of cash requirements, cash forecasts and financial projections;

•	Recommend alternatives to eliminate costs, and formulate and execute cost reduction measures and cash conservation strategies;

•	Assess, analyze and provide advice on potential sale opportunities of the Company, the strategy in connection therewith and the alternatives thereto;

•	Assist in negotiations with the Company’s lenders, creditors and parties in interest;

•	Provide advice regarding the potential preparation and business oversight for a potential filing by the Company of a petition under Chapter 11 of the United States Bankruptcy Code; and

•	Assist the Company in such other matters within the expertise of TFG as may be requested by the Special Committee.

The CRO Engagement Letter is in addition to, and not in lieu of, the Initial Engagement Letter. In the CRO Engagement Letter, the parties stipulated that TFG will continue to provide the Company with the financial and restructuring advisory services contemplated under the Initial Engagement Letter.

Material Terms and Conditions

In connection with the execution of the Initial Engagement Letter, the Company paid TFG an initial retainer in the amount of $40,000. As compensation for TFG’s services, the Company will pay TFG fees at the hourly billing rate of $350. In addition, the Company will reimburse TFG for all actual out-of-pocket expenses incurred in connection with the provision of its services to the Company. Additionally, in the event the Company effects any bankruptcy filing, the Company will be required to pay TFG an additional retainer in the amount of $35,000; thereby increasing to $75,000 the total retainer paid to TFG. The Initial Engagement Letter may be terminated at any time by either the Company or TFG upon prior written notice to the other party.

In connection with the execution of the CRO Engagement Letter, the Company will pay TFG fees at the hourly billing rate of $350 as compensation for Ms. Rudisill’s services. In addition, the Company will reimburse TFG for all actual out-of-pocket expenses incurred in connection with the provision of Ms. Rudisill’s services to the Company. The CRO Engagement Letter may be terminated at any time by either the Company or TFG upon prior written notice to the other party.

Disclaimer

The foregoing summaries of the material terms and conditions of the Initial Engagement Letter and the CRO Engagement Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the Initial Engagement Letter and the CRO Engagement Letter, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Biography

Ms. Elaine Rudisill, age 56, was appointed by the Board of Directors of the Company on the Appointment Date to serve as the Chief Restructuring Officer of the Company.

Ms. Rudisill is a Managing Director at TFG, which she joined in 2001. Ms. Rudisill has more than 25 years of business, financial and restructuring experience involving diverse industries such as the automotive, aviation, biotech, healthcare, pharmaceutical manufacturing and distribution, and waste management industries. She has experience running the day-to-day operations (e.g., by acting as interim Chief Financial Officer, Chief Restructuring Officer and Bankruptcy Trustee) of companies experiencing financial distress, and in advising such companies on matters relating to cost-control measures, asset sales, financial reporting, bankruptcy and reorganization, corporate liquidation, acquisitions and merger integration. Ms. Rudisill’s restructuring and interim management assignments while at TFG have included, but are not limited to, Wash Depot Holdings, Inc., Carolina Steel and Wire Corp., and HLM Design, Inc. None of the entities in which Ms. Rudisill has been principally occupied or employed over the past five years is a parent, subsidiary or other affiliate of the Company.

Family Relationships

There are no family relationships between Ms. Rudisill and any director or executive officer of the Company.

Related-Party Transactions

There are no related-party transactions between the Company and Ms. Rudisill reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

CRO Engagement Letter

In connection with Ms. Rudisill’s appointment as the Company’s Chief Restructuring Officer, on the Appointment Date, the Company and TFG entered into the CRO Engagement Letter on January 24, 2012, the material terms and conditions of which are described herein under Item 1.01. Ms. Rudisill will serve as the Chief Restructuring Officer of the Company until such time as she is removed by the Special Committee or she resigns her position, in each case, upon prior written notice pursuant to the termination requirements of the CRO Engagement Letter.

The foregoing summary of the material terms and conditions of the CRO Engagement Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the CRO Engagement Letter, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(a)	Exhibits

	Exhibit No.	Description
	10.1	Engagement Letter Re. Proposal, effective as of January 16, 2012, by and between DRI Corporation (acting through the Special Committee of the Board of Directors) and The Finley Group, Inc.

	10.2	Engagement Letter Re. Chief Restructuring Officer, effective as of January 24, 2012, by and between DRI Corporation (acting through the Special Committee of the Board of Directors) and The Finley Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2012

DRI CORPORATION

By:	/s/ KATHLEEN B. OHER
Kathleen B. Oher
Vice President, Chief Financial Officer, Treasurer, and Secretary